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                                                                    EXHIBIT 11.1

                               QUEST MEDICAL, INC.
                        COMPUTATION OF EARNINGS PER SHARE
                             YEARS ENDED DECEMBER 31

                                                                 1997              1996              1995
                                                                 ----              ----              ----

Basic earnings (loss) per share:

    Weighted average common
        shares outstanding                                     8,428,393         8,259,129         6,267,210
                                                            ------------      ------------      ------------

    Net earnings (loss) from continuing operations          $    817,511      $    114,514      $ (8,906,332)
    Loss from discontinued operations                            (93,490)         (526,671)       (1,198,666)
    Extraordinary item--loss on early extinguishment
        of debt                                                     --                --            (269,045)
                                                            ------------      ------------      ------------
    Net earnings (loss)                                     $    724,021      $   (412,157)     $(10,374,043)
                                                            ------------      ------------      ------------


    Net earnings (loss) from continuing operations
        per share                                           $       0.10      $       0.01      $      (1.42)

    Loss from discontinued operations
        per share                                                  (0.01)            (0.06)            (0.19)
    Extraordinary item per share                                    --                --               (0.05)
                                                            ------------      ------------      ------------
    Net earnings (loss) per share                           $       0.09      $      (0.05)     $      (1.66)
                                                            ------------      ------------      ------------


Diluted earnings (loss) per share:

    Weighted average common
        shares outstanding                                     8,428,393         8,259,129         6,267,210

    Stock options and warrants--based on the treasury
        stock method using average market price                  429,693           550,454              --
                                                            ------------      ------------      ------------
    Diluted common and common equivalent
        shares outstanding                                     8,858,086         8,809,583         6,267,210
                                                            ------------      ------------      ------------


    Net earnings (loss) from continuing operations          $    817,511      $    114,514      $ (8,906,332)

    Loss from discontinued operations                            (93,490)         (526,671)       (1,198,666)
    Extraordinary item--loss on early extinguishment
        of debt                                                     --                --            (269,045)
                                                            ------------      ------------      ------------
    Net earnings (loss)                                     $    724,021      $   (412,157)     $(10,374,043)
                                                            ------------      ------------      ------------


    Net earnings (loss) from continuing operations
        per share                                           $       0.09      $       0.01      $      (1.42)

    Loss from discontinued operations
        per share                                                  (0.01)            (0.06)            (0.19)

    Extraordinary item per share                                    --                --               (0.05)
                                                            ------------      ------------      ------------
    Net earnings (loss) per share                           $       0.08      $      (0.05)     $      (1.66)
                                                            ------------      ------------      ------------